As filed with the Securities and Exchange Commission on August 29, 2017

Registration No. 333-213568

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHOLE FOODS MARKET, INC.

(and the subsidiary guarantor registrants listed in Schedule A)

(Exact name of registrant as specified in its charter)

Texas	5411	74-1989366
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas 78703

(512) 477-4455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heather Stern

General Counsel and Global Vice President of Legal Affairs

Whole Foods Market, Inc.

550 Bowie Street, Austin, Texas 78703

(512) 477-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8671

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer)  ☐

Exchange Act Rule 14d-(1)(d) (Cross-Border Third-Party Tender Offer)  ☐

Schedule A

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter[1,2]	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Mrs. Gooch’s Natural Food Markets, Inc.	California	95-3096433
WFM Hawaii, LLC	Hawaii	26-3153326
WFM IP Investments, Inc.	Delaware	26-0060459
WFM Kansas, LLC	Kansas	47-2916592
WFM Nebraska, LLC	Delaware	46-3662981
WFM Northern Nevada, Inc.	Delaware	20-2522815
WFM Southern Nevada, Inc.	Delaware	81-0616883
WFM-WO, Inc.	Delaware	84-1100630
Whole Foods Market California, Inc.	California	74-2489930
Whole Foods Market Group, Inc.	Delaware	52-1711175
Whole Foods Market IP, L.P.	Delaware	74-2949152
Whole Foods Market Pacific Northwest, Inc.	Delaware	20-2020453
Whole Foods Market Rocky Mountain/Southwest, L.P.	Texas	74-2737164
Whole Foods Market Services, Inc.	Delaware	74-2730250

[1]	The Primary Standard Industrial Classification Code Number for each subsidiary guarantor registrant is 5411.
[2]	The subsidiary guarantor registrants have the following principal executive office:

c/o Whole Foods Market, Inc.

550 Bowie Street

Austin, Texas 78703

(512) 477-4455

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-4 (the “Registration Statement”) filed by Whole Foods Market, Inc. (“Whole Foods Market”) with the Securities and Exchange Commission:

•	Registration No. 333-213568, filed on September 9, 2016, registering $1,000,000,000 aggregate principal amount of 5.200% Senior Notes due 2025 in connection with an offer to exchange such securities for outstanding unregistered 5.200% Senior Notes due 2025.

Pursuant to the Agreement and Plan of Merger, dated as of June 15, 2017 (the “Merger Agreement”), by and among Amazon.com, Inc. (“Amazon”), Whole Foods Market, and Walnut Merger Sub, Inc., Whole Foods Market became a subsidiary of Amazon. As a result of the transaction contemplated by the Merger Agreement, Whole Foods Market has terminated all offerings of its securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET, INC. (REGISTRANT)

By:	/s/ Heather Stern
Heather Stern
General Counsel and Global Vice President of Legal Affairs

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Whole Foods Market.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mrs. Gooch’s Natural Food Markets, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

MRS. GOOCH’S NATURAL FOOD MARKETS, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Mrs. Gooch’s Natural Food Markets, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFM Hawaii, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WFM HAWAII, LLC

By:	MRS. GOOCH’S NATURAL FOOD MARKETS, INC., its sole member

By:	/s/ Albert E. Percival
Albert E. Percival
Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of WFM Hawaii, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFM IP Investments, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WFM IP INVESTMENTS, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of WFM IP Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFM Kansas, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WFM KANSAS, LLC

By:	WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST, L.P., its sole member

By:	WHOLE FOODS MARKET ROCKY MOUNTAIN SOUTHWEST I, INC., its general partner

By:	/s/ Albert E. Percival
Albert E. Percival
President, Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of WFM Kansas, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFM Nebraska, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WFM NEBRASKA, LLC

By:	WHOLE FOODS MARKET GROUP, INC., its sole member

By:	/s/ Albert E. Percival
Albert E. Percival
President, Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of WFM Nebraska, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFM Northern Nevada, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WFM NORTHERN NEVADA, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of WFM Northern Nevada, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFM Southern Nevada, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WFM SOUTHERN NEVADA, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
Assistant Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of WFM Southern Nevada, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFM-WO, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WFM-WO, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
President, Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of WFM-WO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Whole Foods Market California, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET CALIFORNIA, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Whole Foods Market California, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Whole Foods Market Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET GROUP, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
President, Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Whole Foods Market Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Whole Foods Market IP, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET IP, L.P.

By:	WFM IP MANAGEMENT, INC., its general partner

By:	/s/ Albert E. Percival
Albert E. Percival
President

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Whole Foods Market IP, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Whole Foods Market Pacific Northwest, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET PACIFIC NORTHWEST, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Whole Foods Market Pacific Northwest, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Whole Foods Market Rocky Mountain/Southwest, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST, L.P.

By:	WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST I, Inc., its general partner

By:	/s/ Albert E. Percival
Albert E. Percival
President, Vice President, Secretary, and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Whole Foods Market Rocky Mountain/Southwest, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Whole Foods Market Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August 2017.

WHOLE FOODS MARKET SERVICES, INC.

By:	/s/ Albert E. Percival
Albert E. Percival
Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of Whole Foods Market Services, Inc.